Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR

IRON MOUNTAIN CANADA CORPORATION

(the continuing company under an amalgamation
involving Iron Mountain Nova Scotia Funding Company)

7 ½% CAD Senior Subordinated Notes due 2017

THE EXCHANGE OFFER WILL EXPIRE AT _____ P.M., NEW YORK CITY TIME, ON               , 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, IS REFERRED TO AS THE EXPIRATION DATE). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

As set forth in the prospectus, dated               , 2007, or the prospectus, of Iron Mountain Canada Corporation, or the Issuer, and in the related letter of transmittal, or the letter of transmittal, this form or one substantially similar must be used to accept the Issuer’s offer to exchange all of its outstanding 7 ½% CAD Senior Subordinated Notes due 2017, or the outstanding notes, for its 7 ½% CAD Senior Subordinated Notes due 2017, which have been registered under the United States Securities Act of 1933, as amended, or the exchange notes, if certificates for the outstanding notes are not immediately available or if the outstanding notes, the letter of transmittal or any other required documents cannot be delivered to BNY Trust Company of Canada, or the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to the expiration date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by hand or overnight courier or transmitted by facsimile transmission or mailed to the exchange agent as indicated below.

Delivery to:

BNY Trust Company of Canada

As Exchange Agent

By Registered or Certified Mail BNY Trust Company of Canada Suite 1101 4 King Street West, Suite 1101 Toronto, Ontario M5H 1B6 Canada Attn: Marcia Redway	By Hand and Overnight Courier: BNY Trust Company of Canada Suite 1101 4 King Street West, Suite 1101 Toronto, Ontario M5H 1B6 Canada Attn: Marcia Redway
By Facsimile (for eligible institutions only): (416) 360-1711/1727	Confirm by Telephone: (416) 933-8504

Delivery of this notice to an address, or transmission of this notice via facsimile, other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender outstanding notes is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and in the related letter of transmittal, which together constitute the “exchange offer,” receipt of which is hereby acknowledged, outstanding notes pursuant to guaranteed delivery procedures set forth in Instruction 1 to the letter of transmittal.

The undersigned understands that tenders of outstanding notes will be accepted only in principal amounts equal to C$1,000 or integral multiples thereof. The undersigned understands that tenders of outstanding notes pursuant to the exchange offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal of Tenders” section of the prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Principal Amount of Outstanding Notes Tendered for Exchange:	(Check box if outstanding notes will be tendered by book-entry transfer)
(must be in denominations of principal amount of	☐ CDS Clearing and Depositary Services Inc.
C$1,000 or any integral multiple thereof):	Account Number:
$
Outstanding Note Certificate No(s). (if available):

PLEASE SIGN HERE
X
Signature(s) of Owner(s) or Authorized Signatory	Date

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of outstanding notes exactly as its (their) name(s) appear on certificates for outstanding notes or on a security position listing as the owner of outstanding notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):
Capacity:
Address(es):
(include Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security Number(s):

2

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, hereby:

(a)    represents that the above named person(s) own(s) the outstanding notes to be tendered within the meaning of Rule 13d-3 under the Exchange Act;

(b)   represents that such tender of outstanding notes complies with Rule 14e-4 under the Exchange Act, if applicable; and

(c)    guarantees that delivery to the exchange agent of certificates for outstanding notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such outstanding notes into the exchange agent’s account at CDS Clearing and Depository Services Inc., pursuant to the procedures for book-entry transfer set forth in the prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures or an agent’s message in lieu thereof and any other required documents, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the expiration date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE ITEMS GUARANTEED ABOVE TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm	Authorized Signature

Address	Name

Zip Code	Title
Area Code and Tel. No.	Date

Authorized Signature

Name

Title
Date

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.